UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2022

FS KKR CAPITAL CORP.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania		19112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

Amendment No. 2 to Second Amended and Restated Senior Secured Revolving Credit Facility

On May 17, 2022, FS KKR Capital Corp., or the Company, as borrower, entered into an amendment no. 2, or Amendment No. 2, with JPMorgan Chase Bank, N.A., or JPMorgan, as administrative agent, ING Capital LLC, or ING, as collateral agent, and the lenders party thereto, which amends the second amended and restated senior secured revolving credit facility originally entered into on December 23, 2020, which was subsequently amended on September 27, 2021 (and as further amended by Amendment No. 2, the Credit Agreement), among the Company, as borrower, JPMorgan, as administrative agent, ING, as collateral agent, and the lenders party thereto. Amendment No. 2 provides for, among other things, (a) an upsize of the aggregate principal amount of the revolving credit commitments under the Credit Agreement from $4,025,000,000 to $4,640,000,000, (b) an upsize of the Company’s option to request, at one or more times, that existing and/or new lenders, at their election, provide additional commitments from an amount of up to $2,012,500,000 of additional commitments to up to $2,320,000,000 of additional commitments, (c) an extension of the revolving period from December 23, 2024 to May 17, 2026, (d) an extension of the scheduled maturity date from December 23, 2025 to May 17, 2027, (e) a reduction of the applicable margin from 2.00% to 1.875% for term SOFR loans (or from 1.00% to 0.875% if the Company elects the base rate option), with a step down to 1.75% for term SOFR loans (or to 0.75% if the Company elects the base rate option) if the value of the gross borrowing base is equal to or greater than 1.60 times the aggregate amount of certain outstanding indebtedness of the Company, (f) a reduction of the commitment fee from up to 0.50% per annum (based on the immediately preceding quarter’s average usage) to 0.375% per annum, in each case, on the unused portion of its sublimit under the Credit Agreement during the revolving period, (g) the replacement of the LIBOR benchmark provisions with SOFR benchmark provisions, including applicable credit spread adjustments, (h) the availability of a swingline subfacility of up to $100,000,000, (i) the deletion of the requirement that the Company make mandatory prepayment of interest and principal upon certain events at certain times when the Company’s adjusted asset coverage ratio is less than 185%, and (j) a reset of the minimum shareholders’ equity that must be maintained, measured as of each fiscal quarter end.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2 attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1*	Amendment No. 2, dated as of May 17, 2022, by and among FS KKR Capital Corp., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, ING Capital LLC, as collateral agent, and the lenders party thereto.

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR CAPITAL CORP.

Date: May 18, 2022	By:	/s/ Stephen Sypherd
Name: Stephen Sypherd
Title: General Counsel